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Exhibit 10.44

YAHOO! INC.

HOSTING SERVICES AGREEMENT WITH

EGROUPS K.K.

        This Access Services Agreement ("Agreement") is entered into on this 26th day of September 2001 (the "Effective Date") by and between Yahoo! Inc., a Delaware corporation, 701 First Avenue, Sunnyvale, California USA 94089 ("Yahoo"), and eGroups K.K., a Japan corporation having its registered office at 6-3-303; Nishikasai 6-Chome, Edogawa-ku, Tokyo, Japan ("Customer").

RECITALS:

        Whereas, Yahoo desires to provide to Customer, and Customer wishes to receive from Yahoo, certain hosting services.

        Now, Therefore, in consideration of the mutual promises and obligation contained herein, Yahoo and Customer hereby agree as follows:

        Section 1.    Provision of Hosting Services.    Subject to the terms and conditions of this Agreement, Yahoo shall provide hosting, maintenance and other technical services reasonably necessary to continue operation of the Customer Website in substantially the same form as exists on the Effective Date hereof ("Services"). The parties agree and acknowledge that Yahoo shall have the sole discretion in determining the type and amount of Services necessary to maintain the Company Website. For purposes of this Agreement, "Customer Website" shall mean the website located at the following Uniform Resource Locator: "egroups.co.jp".

        Section 2.    Consideration.    In consideration of the Services described under Section 1 hereof, Customer shall deliver to Yahoo, on the Effective Date hereof, 200,000,000 Japanese Yen by wire transfer according to Yahoo's instructions ("Service Fee").

        Section 3.    Commencement; Term; Termination; Effect of Termination.

        3.1  Commencement of Services.    Yahoo shall commence providing the Services described under this Agreement upon the Effective Date.

        3.2  Term.    The term of this Agreement shall be effective for a period of 18 months from the Effective Date (the "Term).

        3.3  Termination.    Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within 30 days following written notice to such party.

        3.4  Effect of Termination. Any termination pursuant to the terms of this Agreement shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination and payments of any fees due hereunder. All provisions hereof regarding amounts payable by Customer to Yahoo shall survive the expiration or termination of this Agreement until such amounts are paid in full by Customer; further provided, Section 2, 5.1, 5.2, 7, 9, 14, 16, and this Section 3.4, shall survive termination or expiration of this Agreement.

        Section 4.    Intentionally left blank by the parties.

        Section 5.    Disclaimer of Warranties; Limitation of Liabilities.

        5.1  Disclaimer of Warranties.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, YAHOO DOES NOT MAKE, AND HEREBY SPECIFICALLY DISCLAIMS, ANY OTHER

REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

        5.2  Limitation of Liability.    UNDER NO CIRCUMSTANCES SHALL YAHOO OR A YAHOO AFFILIATE BE LIABLE TO CUSTOMER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. UNDER NO CIRCUMSTANCES SHALL YAHOO OR A YAHOO AFFILIATE BE LIABLE TO CUSTOMER FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE UNDER THIS AGREEMENT AS OF THE DATE OF THE APPLICABLE CLAIM. FURTHERMORE, YAHOO SHALL NOT BE LIABLE FOR ANY LOSS OF DATA, OR ANY INTERRUPTION OF SERVICE, DUE TO ANY CAUSE.

        Section 6.    Confidentiality.    The terms and conditions of this Agreement, as well as the terms hereof, shall be considered confidential and shall not be disclosed to any third parties except to parties' accountants, attorneys, or except as otherwise required by law. If this Agreement or any of its terms must be disclosed by Customer under any law, rule or regulation, Customer shall (i) give written notice of the intended disclosure to Yahoo at least 5 days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by Yahoo, that such portions and other provisions of this Agreement requested by Yahoo receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

        Section 7.    Public Announcements.    The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the terms of this Agreement without the other party's prior written approval and consent.

        Section 8.    Entire Agreement.    This Agreement represents the entire agreement between the parties, and supersedes all prior agreements and understandings (oral and written) with respect to the matters covered by this Agreement. Each party acknowledges that it has not entered into this Agreement based on any representations other than those contained herein. This Agreement may only be amended by a written agreement signed by both parties.

        Section 9.    Assignment.    This Agreement will bind and inure to the benefit of each Party's permitted successors and assigns. Neither Party may assign this Agreement, in whole or in part, without the other Party's written consent; provided, however, that either Party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such Party's assets or any other transaction in which more than fifty percent (50%) of such Party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

        Section 10.    Severability.    If any of the provisions of this Agreement are held to be invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted, and the other provisions of this Agreement will remain in full force and effect.

        Section 11.    Waiver.    The waiver of any particular breach or default or any delay in exercising any rights will not constitute a waiver of any subsequent breach or default, and no waiver will be effective unless in writing and signed by the waiving party.

        Section 12.    No Joint Venture/Partnership.    The parties hereto are independent parties, and no partnership, joint venture, enterprise or employment relationship shall be created or inferred by the existence or performance of this Agreement.

        Section 13.    Notices.    All notices required or permitted hereunder will be given in writing addressed to the respective parties as set forth below and will either be (a) personally delivered or (b) transmitted by internationally-recognized private express courier, and will be deemed to have been given on the date of receipt if delivered personally, or seven (7) days after being sent by express courier. Either party may change its contact persons or address for notices by providing written notice to the other. The addresses for the parties are as follows:

  If to Yahoo Inc.:
  Yahoo! Inc.
  701 First Avenue
  Sunnyvale, California 94089
  U.S.A.
  Attention: Vice President, International Corporate Development

  with a copy to:
  Yahoo! Inc.
  701 First Avenue
  Sunnyvale, California 94089
  U.S.A.
  Attention: General Counsel

  If to Customer:
  eGroups K.K.
  6-3-303; Nishikasai 6-Chome
  Edogawa-ku, Tokyo
  JAPAN
  Attention: Vice President, Business Development

        Section 14.    Construction.    The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Except as otherwise expressly indicated, all references in this Agreement to "Sections" and "Exhibit" are intended to refer to Sections of this Agreement and Exhibit to this Agreement. As used in this Agreement, "discretion" means "sole discretion" unless otherwise expressly indicated, and "including" will mean "including but not limited to" unless otherwise expressly indicated.

        Section 15.    Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument. Execution and delivery of this Agreement may be evidenced by a facsimile transmission.

        Section 16.    Choice of Law.    This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. The parties hereby agree that the exclusive venue for any disputes arising under or related in any way to this Agreement shall be the federal courts located in Santa Clara County, California, U.S.A., and the parties hereby irrevocably consent to personal jurisdiction of such courts for such disputes.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.		eGroups K.K.
By:	/s/ JEFF MALLETT	By:	/s/ FRANCISCO VARELA
Name:	Jeff Mallett	Name:	Francisco Varela
Title:	President	Title:	Representative Director and President
Address:	701 First Avenue Sunnyvale, CA 94089 U.S.A.	Address:	6-3-303; Nishikasai 6-Chome Edogawa-ku, Tokyo JAPAN

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  Exhibit 10.44
YAHOO! INC. HOSTING SERVICES AGREEMENT WITH EGROUPS K.K.